THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS LEGEND SHALL BE ENDORSED UPON ANY CONVERTIBLE PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS CONVERTIBLE PROMISSORY NOTE

KSIX MEDIA, INC.

CONVERTIBLE PROMISSORY NOTE

ISSUE DATE: **January 19, 2016**

PRINCIPAL AMOUNT: **$700,000.00 USD**

KSIX MEDIA, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to **PAYWALL, INC.** (the "Holder") on or before but no later than the 1st day of January 2017 (the "Maturity Date") at the offices of the Company located in Las Vegas, Nevada, the principal sum of **SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00)** in such coin or currency of the United States of America and to pay simple interest on said principal sum at the rate of 0% per annum from the date hereof through the Maturity Date.

The Holder acknowledges that all payments made pursuant to this Note (the "New Note") will be credited towards the principal balance due and owing on the KSIX Media, Inc. Promissory Note (the "KSM Note") a true and correct copy of which is attached hereto as ***Exhibit A***.

The Holder also acknowledges that this Note shall extinguish the KSM Note (see: Exhibit A) previously issued by the Company to the Holder in connection with its sale to the Company of all of the Membership Interests in KSIX, LLC and Blvd Media Group, LLC on or about December 23, 2014 in the Membership Interest Purchase Agreement, a true and correct copy of which is attached hereto as ***Exhibit B***.

The Holder further acknowledges that this New Note exchanged for the KSM Note and shall replace, supplant and supersede the KSM Note's terms in all respects and as further set forth herein.

1. **Registered Owner**. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have no right to transfer it by assignment and the transferee thereof. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2. **Conversion.** In the event that the Note is not paid prior to the Maturity Date, or that payments are not made to the Holder as required by any Due Date, as further defined at paragraph 3 hereunder, the Holder shall have the right thereafter, exercisable in whole or in part, to convert the outstanding principal or payment then due into shares of restricted common stock of the Company's parent corporation, KSIX Media Holdings, Inc. In such an event the Company will not be considered in Default, as further defined below, of its obligations to the Holder in connection with the Pledge Agreement. The debt represented by this Note may be converted as many times as the Holder sees fit, in its sole discretion, during any event of Default as further prescribed hereunder.

2.1 Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted ("Conversion Shares") shall be determined by taking the lowest closing price of KSIX stock in the ten trading days prior to any date of conversion of the Note and then applying a FORTY FIVE (45% discount) (the "Note Conversion Price") such that if the lowest closing price for one share of KSIX stock during the 10 days prior to a conversion is $1.00 the Holder shall be entitled to the same share for $0.55 provided, however, that, in no event, shall Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and its affiliates of more than 9.9% of the outstanding shares of common stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Note Conversion Price. The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus, (2) at the Company's option, accrued and unpaid interest, if any, on such principal amount at the interest rate provided in this Note to the conversion date, provided, however, that the Company shall have the right to pay any or all interest in cash. In addition, the Holder, and its affiliates, agree not to trade, bid on, solicit a bid for or participate in the bid/ask purchase/sale process regarding any shares of KSIX during the ten (10) evaluation period in the event of a Conversion hereunder.

2.2 Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall not be adjusted. In the event the Company shall in any

manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall not be adjusted.

2.3 Anti-Dilution Provisions / Adjustments for Stock Dividends, Etc. In the event that the Company, at any time or from time to time hereafter, shall (i) declare any dividend or other distribution on its Common Stock payable in Common Stock of the Company or in securities convertible into or exchangeable for Common Stock, including without limitation rights; (ii) effect a subdivision of its outstanding Common Stock into a greater number of shares of Common Stock by reclassification, stock split or otherwise than by payment of a dividend in shares of Common Stock; (iii) effect a combination or consolidation of its outstanding Common Stock into a lesser number of shares of Common Stock by reclassification, reverse split or otherwise; (iv) issue by reclassification, exchange or substitution of its Common Stock any shares of capital stock of the Company; or (v) effect any other transaction having similar effect, then the Holder may convert into the exchangeable securities. The purpose of the adjustment shall be that, in the event of a conversion at any time after the occurrence of any event described in (i) through (v) above, the Holder shall be entitled to receive the shares of Conversion Stock (or other securities) to which such Holder would have been finally entitled, after giving effect to the occurrence of such event, as if such Holder had converted this Note immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 2.3.1 shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination, reclassification, exchange or substitution. The Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of the authorized, unissued and unreserved shares of common stock a sufficient number of shares of Common Stock to be available for full conversion of the Notes at the new Conversion Price.

2.4 Reservation of Shares. The Company will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance and delivery upon conversion of this Note, free of preemptive or rights of purchase, the number of shares of Conversion Stock issuable upon conversion of this Note at the minimum Conversion Price. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable. The initial reserve of shares is 5,000,000 shares which may be increased automatically in the event the initial reserve is exhausted. Any failure by the Company to reserve all necessary shares for a conversion of this Note shall be deemed an event of Default.

2.5 Fractional Shares. The Company shall not be required to issue certificates representing fractions of shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated and that all issuances of Common Stock be rounded up to the nearest whole share.

2.6 Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

2.7 Certificate. When the Conversion Price is adjusted pursuant to the provisions hereof, the Company shall file with its official corporate records a certificate of its chief financial or accounting officer setting forth in detail the facts requiring such adjustment, the computation thereof and the adjusted Conversion Price, and shall mail a copy of the certificate to the Holder.

2.8 Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by three days from the date of the Notice of Conversion the Company shall pay to the Holder a certificate of KSIX shares pursuant to the conversion terms as set forth above at paragraph 2, et seq.

3. **Redemption.** The Holder shall have no right of prepayment. Otherwise the Holder shall be paid as follows:

3.1 Preferential Payment: The Company will pay to the Holder the sum of $100,000 no later than ninety days (90) after the execution of this New Note. This payment shall be considered a preferential payment by the Company to the Holder, which shall be credited to the principal balance due. This payment shall occur independent of the prior payment schedule agreed to in the Membership Purchase Agreement, but for the reduction of the final lump sum payment due upon the Maturity of this New Note and as further described below.

3.2 Assumption of KSM Note Payment Schedule: The Company will continue to make payments to the Holder on the date(s) specified in the Membership Purchase Agreement at paragraph 1.2(c) and all other terms of such agreement will remain in full force and effect, more specifically it is agreed to as follows:

(a) The Company will make minimum payments to the Holder at the rate of $20,000 per month. The first half of the monthly minimum payment shall be due on or before the 1st calendar day of the month; and the second monthly minimum payment shall be due on or before the 15th calendar day of the month. Each of these dates shall be known as a "Due Date" (the "Due Date").

(b) The Company will, after the twelve (12) monthly payments, contemplated in the preceding paragraph, make one (1) final lump sum payment of $460,000 to the Holder on or before the Maturity Date, defined above, of this New Note, subject to applicable discounts hereunder at subsection (d).

(c) In the event the Due Date for a payment falls on a federal/state/banking

holiday, or a weekend, said payment shall be paid on the next business day after the Due Date.

(d) The Company shall be entitled to a $200,000 pre-payment discount on the principal balance due to Holder provided all payments are timely made and the balance is paid in full prior to the close of business at 5 pm PDT on December 31, 2016.

(e) No interest shall accrue on the outstanding principal balance due, provided that: (i) a late fee equal to 3.75% of the delinquent payment amount shall be assessed in the event a payment is not made within five (5) days of its Due Date; and (ii) the New Note shall be subject to a default interest rate of eight percent (8%) per annum (simple, not compound).

4. **Defaults**. If any of the following events of default (each, an "Event of Default") shall occur:

4.1 Failure to Pay Principal or make Payments. The Company fails to pay the principal hereof or interest thereon when due on this Note or on any Due Date prescribed hereunder, or any Payment due towards the Principal as further set forth at paragraph 3 above or at Maturity upon acceleration or otherwise.

4.2 Conversion and the Shares. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company's transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty eight (48) hours of a demand from the Holder.

4.3 Breach of Covenants. The Company breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

4.4 Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

4.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

4.6 Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock of KSIX on at least one of the OTCQB or Pink Current Information or an equivalent replacement exchange. (Note – In no circumstance shall a Delisting of KSIX stock constitute a default hereunder provided KSM is current and remains current in its payment obligations at the time of such event, as set forth in paragraph 3 above).

4.7 Failure to Comply with the Exchange Act (or other Applicable Reporting Standards). The Company shall fail to comply with the reporting requirements of the OTC Markets Alternative Reporting Standards and Guidelines; and/or the Company shall cease to be subject to the reporting requirements of the OTC Markets or shall have any event occur which OTC Markets would issue a caveat emptor warning regarding the Company. (Note – In no circumstance shall a failure to comply with the Exchange Act regarding KSIX stock constitute a default hereunder provided KSM is current and remains current in its payment obligations at the time of such event, as set forth in paragraph 3 above).

4.8 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Company of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Company, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Company to the Holder

4.9 Default Cure Payment. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the New Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the conversion into KSIX common stock as set forth above at paragraph 2. This Note may be converted into shares of KSIX common stock, until all debt has been extinguished.

4.10 Default Cure. Notwithstanding the foregoing, the Company shall upon written Notice of its Default by the Holder have ten (10) business days from the date of the receipt of written notice to cure such default by making the payment called for at paragraph 3 or as specified by Holder in its written notice of default ("Default Notice").

4.11 Default Interest Rate. As further discussed above at paragraph 3.2, no interest shall accrue on the outstanding principal balance due, provided that (i) a late fee equal to 3.75% of the delinquent payment amount shall be assessed in the event a payment is not made within five (5) days of its Due Date; and (ii) the New Note shall be subject to a default interest rate of eight percent (8%) per annum (simple, not compound).

5. **Investment Intent**. The Holder, by its acceptance hereof, hereby represents and warrants that this Note is being acquired, and the Conversion Stock issuable upon the conversion of this Note will be acquired, for investment purposes only and without a view to the distribution thereof, and may be transferred only in compliance with the Act. Unless, prior to the conversion of this Note, the issuance of the Conversion Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Note Conversion Form shall be accompanied by a representation of the Holder to the Company to the effect that such securities are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be reasonably required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

6. **Applicable Law**. This New Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

7. **Venue & Jurisdiction.** This New Note is construed in accordance with and governed by the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada. Venue shall be for all purposes in Las Vegas, Nevada, except as otherwise expressly required herein. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the parties contained herein shall be brought before and resolved in the appropriate court, state or federal, of the State of Nevada County of Clark, and the parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

8. **Notices**. Any notice required or permitted to be given pursuant to this New Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier to the primary office of the company or its registered agent in the state of Nevada or as follows:

To the Holder:	*To the Company:*
PAYWALL, INC. 1771 E. Flamingo Rd. Suite 220A Las Vegas, NV 89119	KSIX MEDIA, INC. 10624 S. Eastern Ave. Suite A-910 Henerson, NV 89052

Or at such other address as the Holder or the Company shall designate by notice in accordance hereunder.

9. **Miscellaneous**. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

9.1 The Company shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times act in good faith to assist in carrying out the provisions of this Note, including the Conversion rights provided in paragraph 3 herein and will take all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of the Note.

9.2 The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

9.3 If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

9.4 No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

9.5 The Company agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first

above written.

("The Holder")

By: Edwin Winfied
Title: Secretary, Treasurer, & COO

("The Company")

By: Carter Matzinger
Title: President, KSix Media, Inc.